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                                                               EXHIBIT 21.1




                      TOYOTA MOTOR CREDIT CORPORATION

                            LIST OF SUBSIDIARIES


                                                               State of
Subsidiary                                                   Incorporation
----------                                                   -------------

Toyota Motor Insurance Services, Inc.                          California

   Toyota Motor Insurance Company                              Iowa

   Toyota Motor Life Insurance Company (1)                     Iowa

   Toyota Motor Insurance Corporation of Vermont               Vermont

   Toyota Motor Insurance Agency of Ohio, Inc.                 Ohio

   Toyota Motor Insurance Services of Kentucky, Inc.           Kentucky

   Toyota Motor Insurance Agency of Massachusetts, Inc.        Massachusetts

   Toyota Motor Insurance Services of Rhode Island, Inc.       Rhode Island

   Toyota Motor Insurance Services of Wyoming, Inc.            Wyoming

Toyota Motor Credit Receivables Corporation                    California

Toyota Credit De Puerto Rico Corp.                             California

Toyota Leasing, Inc.                                           California





(1) On October 4, 1999, Toyota Motor Insurance Services entered into an agreement for the sale of Toyota Motor Life Insurance Company which will be effective on December 31, 1999.